SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800
Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Item 12.    Results of Operations and Financial Condition

On May 6, 2004, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended March 31, 2004. This press release contains certain non-GAAP financial measures as described therein.

[CAREMARK RX, INC. LOGO]

211 Commerce Street · Suite 800 · Nashville, Tennessee 37201 · www.caremarkrx.com · (615) 743-6600

FOR IMMEDIATE RELEASE

Contacts:
Caremark Rx, Inc.
Investor Relations
Pete Clemens, (615) 743-6606
John Jennings, (615) 743-6653
Or
Gavin Anderson & Company
Media Relations
Gerard Carney, (212) 515-1941

Caremark Rx, Inc. Announces Record Q1 2004 Results

Raises Previous Guidance for 2004 Reflecting Completed Acquisition of AdvancePCS

Nashville, TN, May 6, 2004 – Caremark Rx, Inc. (NYSE: CMX) today reported diluted earnings per share of $0.29 for the first quarter of 2004. The financial results included integration and other related expenses of $10.4 million ($6.2 million net of taxes) related to the company’s recently completed acquisition of AdvancePCS. Excluding these expenses, diluted earnings per share for the quarter were $0.32 representing an increase of 33% from the first quarter of 2003.

Caremark completed its acquisition of AdvancePCS on March 24, 2004. Therefore, the first quarter Caremark results include the results of AdvancePCS’ operations from March 24 through March 31, 2004.

Based on the current results and the expectation of achieving previously forecasted synergies of $125 million by the end of 2004, one quarter earlier than expected, Caremark is raising full-year 2004 guidance for diluted earnings per share, excluding integration and other related expenses, to a range of $1.37 to $1.39. The company’s previous guidance was in the range of $1.35 to $1.37 per share.

Consolidated Operating Results

During the first quarter of 2004, Caremark reported net revenues of $3.0 billion, a 40% increase over the first quarter of 2003. These revenues included $465.1 million of legacy AdvancePCS revenues during the quarter. Mail revenues were $1.4 billion, a 28% increase over the same period in the prior year. Mail prescriptions totaled 7.1 million during the first quarter, a growth rate of 20% over the first quarter of 2003. Retail revenues were $1.6 billion, an increase of 51% over the comparable period of 2003. Retail claims totaled 34.3 million during the first quarter, representing a 54% increase over the first quarter of 2003.

EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) for the first quarter of 2004, excluding integration and other related expenses, was $174.4 million, an increase of 38%

over the first quarter of 2003. EBITDA included $9.3 million for AdvancePCS during the quarter. As a result of the strong performance, operating cash flow for the first quarter of 2004 was $203.0 million compared with $137.7 million in the same period last year, an increase of 47%. At March 31, 2004, net debt was $246.9 million reflecting the cash paid for AdvancePCS (net of cash acquired), the retirement of 98% of the outstanding AdvancePCS 8 1/2% Senior Notes and net reduction of debt under Caremark’s credit facilities.

Capital expenditures totaled $12.9 million for the quarter, down from $18.1 million in the first quarter of 2003.

Operating Results of Legacy Caremark

As detailed in the “Selected Financial and Statistical Information”, Caremark’s revenues during the first quarter of 2004, excluding the results of AdvancePCS from March 24 to March 31, 2004, increased 18% over the first quarter of 2003 to $2.6 billion. Caremark EBITDA during the quarter, excluding AdvancePCS, increased 31% to $165.1 million, excluding integration and other related expenses, producing an EBITDA margin of 6.4% compared with 5.8% for the same period in the prior year. Caremark diluted earnings per share, excluding AdvancePCS and integration and other related expenses were $0.32.

Operating Results of Legacy AdvancePCS

As Footnote 1 to this press release indicates, during the first quarter of 2004, legacy AdvancePCS recorded full quarter revenues, including retail copayments, of $5.1 billion, an increase of 10% over the first quarter of 2003. Legacy AdvancePCS EBITDA for the quarter was $96.4 million, excluding $2.6 million of integration expenses, a decrease of $2.1 million compared with the first quarter of 2003. In management’s opinion, this is not indicative of the ongoing EBITDA run rate for legacy AdvancePCS. Legacy AdvancePCS EBITDA was adversely impacted by adjustments recognized in the quarter for revisions to estimated net realizable values for receivables, settlements of amounts due to and due from customers and payroll taxes on stock options exercised shortly before the close of the acquisition. EBITDA was positively impacted by adjustments to certain liabilities and inventory investment buys that were higher than normal. The total of the above items reduced legacy AdvancePCS EBITDA by approximately $19 million for the first quarter. The company does not expect similar adjustments of this magnitude to recur in future statements of operations.

Outlook and Acquisition Integration

Caremark’s integration planning efforts that began in November 2003 are now being executed. “Throughout the integration process, our primary focus has been, and will continue to be, to benefit our customers and their plan participants with no disruptions and improved services,” said Mac Crawford, Chairman, President and Chief Executive Officer of Caremark. “We are also very pleased with the outlook for synergies with the AdvancePCS transaction.”

Based on current projections, Caremark expects 2004 consolidated net revenue to total $25 to $26 billion. Quarterly diluted earnings per share for 2004 before integration and other related expenses are expected to be $0.29 to $0.30 in the second quarter, $0.34 to $0.35 in the third quarter and $0.41 to $0.42 in the fourth quarter. Therefore, diluted earnings per share excluding integration and other related expenses for the full-year are expected to be in the range of $1.37 to $1.39. Caremark’s 2004 earnings expectations are based, in part, on the following assumptions:

•	The company now expects to achieve the previously estimated $125 million in pre-tax synergies in the remaining three quarters of 2004, one quarter earlier than originally projected.

•	Stock option expense associated with stock options granted to AdvancePCS employees prior to the acquisition is expected to total approximately $23 million in 2004, or approximately $9 million, $7 million and $6 million in the last three quarters of the year, respectively.

•	Amortization expense related to identifiable intangible assets acquired in the transaction is currently estimated to total approximately $38 million in 2004, or approximately $12.5 million per remaining quarter in 2004. The company expects the valuation of the identifiable intangible assets associated with the transaction and the estimate of 2004 amortization expense to be completed by the end of the second quarter.

•	Depreciation expense is expected to total approximately $25 to $26 million per remaining quarter in 2004.

•	Net interest expense is expected to total $35 to $40 million in 2004.

•	The company’s effective accounting tax rate is expected to decrease slightly beginning in the second quarter to 39.8%. However, the cash tax rate will continue to be significantly lower until all of the company’s tax net operating loss carryforwards are fully utilized.

In addition, Caremark’s guidance includes implementation costs associated with the Federal Employee Program that selected Caremark to administer its mail service benefit. While this contract begins January 1, 2005, Caremark will incur incremental expenses related to this contract during 2004. These incremental costs are expected to have a negative impact on 2004 earnings of approximately $0.02 per diluted share and are expected to be incurred during the third and fourth quarters.

The company also will be required to expense certain ongoing integration costs as they are incurred. Since the acquisition of AdvancePCS closed on March 24, 2004, and the integration is in process, these expenses have not yet been quantified and therefore are not included in the company’s earnings per share expectations given above.

“The synergies we expect to achieve in 2004 from the acquisition make us comfortable raising our previously established guidance for diluted earnings per share for 2004 to the range of $1.37 to $1.39, excluding the impact of integration and other related expenses,” said Mr. Crawford.

“Also, we now believe that the synergies ultimately to be realized in the transaction will total approximately $250 million annually which will be achieved over the next several years,” said Crawford. “With the first quarter off to a strong start and increased earnings expected for the remainder of 2004, Caremark is delivering strong value for our shareholders as we remain focused on continuing to be the premier health management solutions provider.”

Conference Call

As announced, Caremark will hold a conference call to discuss first quarter 2004 results, as well as guidance for the remainder of 2004. The details of the call are as follows:

Date:	Thursday, May 6, 2004
Time:	10:30 a.m. Eastern Time
Toll Number:	(706) 634-6560
Toll-Free Number:	(888) 596-9623
Leader:	Mac Crawford
Replay Number:	(706) 645-9291
Conference ID:	6681853

The call will also be broadcast live as well as replayed through the Internet. The web cast can be accessed through the “Investor Information” page on the Caremark Rx, Inc. website at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 12:30 p.m. Eastern Time on Thursday, May 6, 2004, until Midnight Eastern Time, Thursday, May 13, 2004, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 23 specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including revenue growth and earnings per share projections and the anticipated amount and timing of synergies and accretion from the AdvancePCS transaction and the amount of certain expenses to be incurred in connection with the transaction, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2003. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$357,111	$815,328
Accounts receivable, net	2,143,726	669,680
Inventories	343,244	204,939
Income taxes receivable	40,210	—
Deferred tax asset, net	356,360	240,978
Prepaid expenses and other current assets	25,800	15,752

Total current assets	3,266,451	1,946,677
Property and equipment, net	300,759	159,769
Goodwill. . . . . . . . . . . . . . .	6,899,210	49,171
Other intangible assets, net	955,880	9,273
Deferred tax asset, net . . . . . . . . . . . .	—	227,426
Other assets. . . . . . . . . . . .	68,978	81,312

Total assets. . . . . . . .	$11,491,278	$2,473,628

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$536,254	$385,362
Claims and discounts payable	2,503,892	509,713
Other accrued expenses and liabilities	255,904	158,666
Income taxes payable	—	7,820
Current portion of long-term debt	4,000	2,500

Total current liabilities	3,300,050	1,064,061
Long-term debt, net of current portion	600,000	693,125
Deferred tax liability	67,947	—
Other long-term liabilities	276,511	75,804

Total liabilities	4,244,508	1,832,990
Commitments and contingencies
Stockholders' equity:
Common stock	460	269
Additional paid-in capital	8,332,895	1,762,477
Unearned stock-based compensation	(49,088)	—
Treasury stock	(28,782)	(28,782)
Shares held in trust	(100,680)	(101,103)
Accumulated deficit	(897,045)	(981,233)
Accumulated other comprehensive loss	(10,990)	(10,990)

Total stockholders' equity	7,246,770	640,638

Total liabilities and stockholders' equity	$11,491,278	$2,473,628

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2004(a)	2003
Net revenue	$3,025,943	$2,163,796
Operating expenses:
Cost of revenues(b)	2,794,811	1,991,701
Selling, general and administrative expenses	55,911	46,103
Depreciation	12,789	9,859
Amortization of intangible assets	1,059	17
Stock option expense	819	—
Integration and other related expenses	10,410	—

Operating income	150,144	116,116
Interest expense, net	9,830	11,094

Income before provision for income taxes	140,314	105,022
Provision for income taxes	56,126	42,009

Net income	$84,188	$63,013

Average number of common shares outstanding-basic	277,753	255,332
Dilutive effect of stock options and warrants	8,159	6,449

Average number of common shares outstanding-diluted	285,912	261,781

Net income per common share-diluted	$0.29	$0.24

Pharmacy claims:
Mail	7,141	5,951
Retail	34,265	22,280

Total	41,406	28,231

Adjusted Claims (Note 4)	55,155	39,725

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$163,992	$125,992

EBITDA excluding integration and other related expenses (Note 3)	$174,402	$125,992

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$3.16	$3.17

Net income per common share-diluted excluding integration and other related expenses (Note 3)	$0.32	$0.24

(a)	Includes the results of operations of AdvancePCS from March 24, 2004 through March 31, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2004(a)	2003
Cash flows from continuing operations:
Net income	$84,188	$63,013
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	49,529	37,323
Depreciation and amortization	13,848	9,876
Non-cash interest expense	899	903
Writeoff of deferred financing costs	2,206	—
Stock option expense	819	—
Other non-cash expenses	129	397
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	51,333	26,220

Net cash provided by continuing operations	202,951	137,732
Cash flows from investing activities:
Cash paid for AdvancePCS, net of cash acquired	(368,427)	—
Capital expenditures, net	(12,943)	(18,105)
Partial liquidation of cost-method investment	10,382	—

Net cash used in investing activities	(370,988)	(18,105)
Cash flows from financing activities:
Repayments under credit facility	(245,625)	(625)
Borrowing under new term loan	150,000	—
Principal payment under AdvancePCS Senior Notes Tender Offer	(204,222)	—
Proceeds from equity-based compensation plans	16,853	4,227
Purchase of treasury stock	—	(6,111)
Deferred financing costs	(3,518)	(100)
Securities issuance costs	(1,892)	—

Net cash used in financing activities	(288,404)	(2,609)
Cash used in discontinued operations	(1,776)	(23,833)

Net increase (decrease) in cash and cash equivalents	(458,217)	93,185
Cash and cash equivalents—beginning of period	815,328	306,804

Cash and cash equivalents—end of period	$357,111	$399,989

Non-cash investing activities related to the acquisition of AdvancePCS:
Issuance of approximately 191 million shares of common stock	$(6,227,720)
Issuance of replacement stock options for the purchase of approximately 14 million shares of common stock, net of approximately $49.9 million allocated to unearned compensation	(271,909)
Issuance of replacement warrants for the purchase of approximately 902,000 shares of common stock	(15,000)
Fair value of non-cash net assets acquired (including approximately $6.85 billion of goodwill, based on the Company's preliminary purchase price allocation)	6,891,347

	$376,718

(a)	Includes the cash flows of AdvancePCS from March 24, 2004 through March 31, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND STATISTICAL INFORMATION

(In thousands, except per adjusted claim amounts)

Consolidating Statements of Income	Caremark Rx Three Months Ended March 31, 2004	AdvancePCS (8 days ended March 31, 2004)	Eliminations	Consolidated
Net revenue	$2,561,989	$465,112	$(1,158)	$3,025,943
Operating expenses:
Cost of revenues	2,347,894	448,075	(1,158)	2,794,811
Selling, general and administrative expenses .	49,033	6,878	—	55,911
Depreciation	11,835	954	—	12,789
Amortization of intangible assets	—	1,059	—	1,059
Stock option expense	—	819	—	819
Integration and other related expenses	10,410	—	—	10,410

Operating income	142,817	7,327	—	150,144
Interest expense, net	9,822	8	—	9,830

Income before provision for income taxes	132,995	7,319	—	140,314
Provision for income taxes	53,198	2,928	—	56,126

Net income	$79,797	$4,391	$—	$84,188

EBITDA (Note 2)	$154,652	$9,340	$—	$163,992

EBITDA excluding integration and other related expenses (Note 3)	$165,062	$9,340	$—	$174,402

Claims Processed
Mail	6,721	420	—	7,141
Retail	24,018	10,247	—	34,265

Total	30,739	10,667	—	41,406

Adjusted Claims (Note 4)	43,647	11,508	—	55,155

EBITDA per adjusted claim (excluding integration and other related expenses) (Notes 3 and 4)	$3.78	$0.81	$—	$3.16

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA* FINANCIAL AND STATISTICAL INFORMATION

(In thousands, except per adjusted claim amounts)

	Three Months Ended March 31,		Percentage Increase
Financial Information	2004 Pro Forma	2003 Pro Forma
Net revenue	$7,635,746	$6,790,618	12%
Cost of revenues	7,255,707	6,448,047	13%
Selling, general and administrative expenses	117,319	116,576	1%
Stock option expense	9,000	9,000	0%

EBITDA (Notes 2 and 3)	253,720	216,995	17%
Depreciation	22,890	19,762	16%
Amortization	12,075	12,092	0%

Operating income (Note 3)	$218,755	$185,141	18%

Claims Processed
Mail	11,323	9,997	13%
Retail	137,738	134,551	2%

Total	149,061	144,548	3%

Adjusted Claims (Note 4)	171,172	164,134	4%

EBITDA per adjusted claim (Notes 2 and 4)	$1.48	$1.32	12%

*	Assumes the AdvancePCS acquisition occurred at the beginning of each period presented. See Note 1.

CAREMARK RX, INC.

NOTES TO PRESS RELEASE TABLES

For the Quarter Ended March 31, 2004

(1)	On March 24, 2004, we completed our previously announced acquisition of AdvancePCS. The accompanying balance sheet as of March 31, 2004, reflects the impact of this transaction and the preliminary allocation of the purchase price we paid to the net assets we acquired from AdvancePCS. This purchase price allocation is preliminary and subject to revision based on the outcome of ongoing evaluations of these net assets. We expect these evaluations to be substantially complete by June 30, 2004.

The results of operations and cash flows of AdvancePCS for the eight days ended March 31, 2004, are included in the accompanying condensed consolidated statements of operations and cash flows. To assist you in understanding the impact of the AdvancePCS acquisition, we have prepared the following pro forma presentation of the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at the beginning of each period (in thousands, except per share and per adjusted claim amounts):

	Quarter Ended March 31, 2004
	Caremark Rx	AdvancePCS	Pro Forma Adjustments	Pro Forma Combined
Net revenue	$2,561,989	$5,086,229	$(12,472)	$7,635,746
Costs and expenses:
Cost of revenues	2,347,894	4,920,285	(12,472)	7,255,707
Selling, general and administrative expenses	49,033	68,286	—	117,319
Depreciation	11,835	11,055	—	22,890
Amortization	—	3,286	8,789	12,075
Equity in loss of RxHub	—	1,262	(1,262)	—
Stock option expense	—	—	9,000	9,000
Integration and other related expenses	10,410	2,584	(12,994)	—

Operating income	142,817	79,471	(3,533)	218,755
Interest expense, net	9,822	4,024	(3,906)	9,940

Income before provision for income taxes	132,995	75,447	373	208,815
Provision for income taxes	53,198	29,801	149	83,148

Net income	$79,797	$45,646	$224	$125,667

Average number of shares outstanding-diluted	268,504	100,982	94,597	464,083

Earnings per share-diluted	$0.30	$0.45		$0.27

EBITDA (Note 2)	$154,652	$93,812	$5,256	$253,720

EBITDA excluding integration and other related exp. (Note 3)	$165,062	$96,396	$(7,738)	$253,720

Claims processed
Mail	6,721	4,602	—	11,323
Retail	24,018	113,720	—	137,738

Total	30,739	118,322	—	149,061

Adjusted Claims (Note 4)	43,647	127,525	—	171,172

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$3.78	$0.76		$1.48

CAREMARK RX, INC.

NOTES TO PRESS RELEASE TABLES—(Continued)

For the Quarter Ended March 31, 2004

	Quarter Ended March 31, 2003
	Caremark Rx	AdvancePCS	Pro Forma Adjustments	Pro Forma Combined
Net revenue	$2,163,796	$4,639,038	$(12,216)	$6,790,618
Costs and expenses:
Cost of revenues	1,991,701	4,468,562	(12,216)	6,448,047
Selling, general and administrative expenses	46,103	70,473	—	116,576
Depreciation	9,859	9,903	—	19,762
Amortization	17	3,646	8,429	12,092
Equity in loss of RxHub	—	1,526	(1,526)	—
Stock option expense	—	—	9,000	9,000

Operating income	116,116	84,928	(15,903)	185,141
Interest expense, net	11,094	9,133	(3,906)	16,321

Income before provision for income taxes	105,022	75,795	(11,997)	168,820
Provision for income taxes	42,009	29,945	(4,799)	67,155

Net income	$63,013	$45,850	$(7,198)	$101,665

Average number of shares outstanding-diluted	261,781	96,128	99,451	457,360

Earnings per share-diluted	$0.24	$0.48		$0.22

EBITDA (Note 2)	$125,992	$98,477	$(7,474)	$216,995

Claims processed
Mail	5,951	4,046	—	9,997
Retail	22,280	112,271	—	134,551

Total	28,231	116,317	—	144,548

Adjusted Claims (Note 4)	39,725	124,409	—	164,134

EBITDA per adjusted claim (Notes 2 and 4)	$3.17	$0.79		$1.32

CAREMARK RX, INC.

NOTES TO PRESS RELEASE TABLES—(Continued)

For the Quarter Ended March 31, 2004

The actual results of operations of AdvancePCS presented above include increases to net revenue and cost of revenues of approximately $1.2 billion and $1.0 billion for the quarters ended March 31, 2004 and 2003, respectively, from the amounts previously reported by AdvancePCS to reflect the impact of conforming AdvancePCS’s policy for recording retail copayments to that used by Caremark Rx, Inc. These adjustments had no effect on the operating income or net income of AdvancePCS. The pro forma adjustments to the historical results of Caremark Rx and AdvancePCS consist of the following:

Line Item	Description of Adjustment
Net revenue	Elimination of Caremark Rx revenues generated from participation in AdvancePCS’s specialty pharmacy network.

Cost of revenues	Elimination of Caremark Rx’s cost of revenues from participation in AdvancePCS’s specialty pharmacy network.

Amortization	The increase in amortization represents the incremental amount of amortization related to the identifiable intangible assets identified in the preliminary purchase price allocation. These amounts may be revised in the future as Caremark Rx’s evaluation of acquired intangible assets is finalized.

Equity in loss of RxHub	Elimination of the equity in loss of RxHub due to Caremark Rx’s assigning no value to AdvancePCS’s investment in RxHub in the preliminary purchase price allocation.

Stock option expense	Addition of stock option expense for the intrinsic value of AdvancePCS unvested options at the acquisition date. The pro forma adjustment of $9 million approximates the amount to be expensed in the second quarter of 2004, which will be the first full quarter for reporting combined results of operations.

Integration and other related expenses	Integration and other expenses which are directly related to the transaction have been eliminated.

Interest expense, net	The adjustment to interest expense represents the elimination of interest expense associated with the $183.8 million of AdvancePCS’s 8 ½% Senior Notes Due 2008 that Caremark Rx repurchased in conjunction with the acquisition of AdvancePCS.

Provision for income taxes	The provision for income taxes on pro forma adjustments has been calculated using a 40% rate, which is Caremark Rx’s historical effective tax rate on book income. This rate is expected to change to approximately 39.8% in the second quarter of 2004.

Average number of common shares outstanding-diluted	The adjustments to average number of common shares outstanding-diluted reflects the impact of the common shares, replacement stock options and replacement warrants issued in connection with the acquisition.

CAREMARK RX, INC.

NOTES TO PRESS RELEASE TABLES—(Continued)

For the Quarter Ended March 31, 2004

(2)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance; its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended March 31,
	2004	2003
Net income	$84,188	$63,013
Depreciation	12,789	9,859
Amortization of intangible assets	1,059	17
Interest expense, net	9,830	11,094
Provision for income taxes	56,126	42,009

EBITDA	163,992	125,992
Cash interest payments, net of interest income	(24,629)	(1,782)
Cash tax payments, net of refunds	(4,498)	(6,453)
Other non-cash expenses	3,154	397
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	64,932	19,578

Net cash provided by continuing operations	$202,951	$137,732

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3)	In the first quarter of 2004, we incurred approximately $10.4 million of expenses primarily for: (1) integration activities related to our acquisition of AdvancePCS, including pre-acquisition integration planning and (2) writing off approximately $2.2 million of deferred financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

CAREMARK RX, INC.

NOTES TO PRESS RELEASE TABLES—(Continued)

For the Quarter Ended March 31, 2004

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to note 2 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

Three Months Ended March 31, 2004
EBITDA (Note 2)	$163,992
Integration and other related expenses	10,410

EBITDA excluding integration and other related expenses	$174,402

Operating income	$150,144
Integration and other related expenses	10,410

Operating income excluding integration and other related expenses	$160,554

Net income per common share-diluted	$0.29
Integration and other related expenses per share (net of tax benefit)	0.03

Net income per common share-diluted excluding integration and other related expenses	$0.32

(4)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ HOWARD A. MCLURE

Howard A. McLure Executive Vice President and Chief Financial Officer

Date: May 6, 2004